UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 17, 2005

CNL HOTELS & RESORTS, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	0-24097 (Commission File Number)	59-3396369 (IRS Employer Identification No.)

450 South Orange Avenue, Orlando, Florida 32801 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (407) 650-1510

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events.

On October 17, 2005, CNL Hotels & Resorts, Inc. (the “Company”) issued a press release filed herewith as Exhibit 99.1, announcing that a partnership in which it has an unconsolidated 49 percent interest has entered into an agreement to sell the Waikiki Beach Marriott Resort, the complete text of which is incorporated in this Item 8.01 by reference thereto. As indicated in the press release, the amount of the estimated net gain on the sale of the resort property is based on the Company’s interest in the partnership as of the date hereof.

Please note the name of the affiliate of the purchaser in the attached press release is corrected from that disclosed in the Company’s Current Report on Form 8-K dated October 9, 2005.

Certain statements and information included in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about future events, including but not limited to the sale of stated property and the expected use of proceeds from such sale. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied in such forward-looking statements. These risks are discussed in the Company's SEC filings, including its annual report on Form 10-K for the year ended December 31, 2004, as amended. The Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Although the Company believes its current expectations are based upon reasonable assumptions, the Company can give no assurance that expectations will be attained or that the properties will be sold or, if sold, will be sold on the indicated terms.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 99.1 Press release dated October 17, 2005 (Filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNL HOTELS & RESORTS, INC.

Date: October 19, 2005	By:	/s/ Mark E. Patten
Name: Mark E. Patten
Title: Senior Vice President and
Chief Accounting Officer

Exhibit Index

Exhibit 99.1	Press release dated October 17, 2005 (Filed herewith).